SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                            ------------------------


                                   FORM 8 - K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 28, 2005


                              Data I/O Corporation
             (Exact name of registrant as specified in its charter)


                                   Washington
                 (State of other jurisdiction of incorporation)


                   0-10394                                 91-0864123
             (Commission File Number)          (IRS Employer Identification No.)


                   10525 Willows Road N.E., Redmond, WA 98052
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (425) 881-6444


  Not Applicable (Former name or former address, if changed since last report)


                                Page 1 of 6 Pages

Item 2.02 Results of Operation and Financial Condition

A copy of a press release made on October 28, 2005 follows:


Data I/O Corporation
10525 Willows Road N.E.
Redmond, WA 98052

For information please contact:

Joel Hatlen                                    Deb Stapleton/Christina Carrabino
VP, Finance and Chief Financial Officer        Stapleton Communications Inc.
Data I/O Corporation                           (650) 470-0200
(425) 881-6444                                 deb@stapleton.com
                                               christina@stapleton.com


             DATA I/O ANNOUNCES THIRD QUARTER 2005 FINANCIAL RESULTS

Redmond, Wash., Oct. 28, 2005 - Data I/O Corporation (NASDAQ: DAIO), the leading provider of manual and automated device programming systems, today announced financial results for the third quarter ended Sept. 30, 2005.

Revenues were $6.6 million, the same as in the second quarter of 2005. However, stronger demand for the company's products resulted in increased unshipped orders, raising backlog by $1.2 million to a total of $2 million going into the fourth quarter. Gross margins in the third quarter of 2005 were 57.0 percent, compared with 59.2 percent in the prior quarter.

In accordance with U.S. generally accepted accounting principles (GAAP), net income in the third quarter of 2005 was $127,000 or $0.02 per share, compared with net income of $53,000, or $0.01 per share, in the second quarter of 2005. The company remains debt-free.

"During the third quarter, our strategy to increase our engagement with the semiconductor manufacturers produced results. A large semiconductor manufacturer purchased an initial automated programming system for factory programming in its Asian facility. We continue to strengthen our three-way relationships with semiconductor manufacturers and global customers," said Fred Hume, president and CEO.

"In September, at an important industry show, we introduced the ImageWriter-300, a programming solution designed specifically for integration with in-circuit-test equipment. The ImageWriter-300 is a new configuration in our ImageWriter(TM) line of In-System Programming solutions. This solution expands the ImageWriter line's available market.

"We continued to make progress with our automotive-related accounts during the third quarter. A large automotive electronics manufacturer made an initial purchase of a Data I/O PS system. The automotive electronics manufacturers are becoming increasingly important to us as a segment for automated and ISP solutions," said Hume.

Fourth Quarter 2005 Guidance
Data I/O currently expects that revenues in the fourth quarter of 2005 will increase significantly over third quarter revenues.

Conference Call Information
A conference call discussing the third quarter 2005 financial results will follow this release today at 8:00 a.m. Pacific time/11:00 a.m. Eastern time. To listen to the call, please dial (773) 756-4619, passcode: Data I/O. A taped replay will be made available approximately one hour after the conclusion of the call and will remain available for one week. To access the replay, dial
(402)220-9103. The conference call will also be simultaneously webcast over the Internet; visit the Investor Relations section of the Data I/O Corporation website at http://www.dataio.com to access the call from the site. This webcast will be recorded and available for replay on the Data I/O Corporation website approximately two hours after the conclusion of the conference call.

About Data I/O Corporation
Celebrating more than 30 years of innovative leadership in the device programming industry, Data I/O Corporation (NASDAQ: DAIO), provides manual and automated device programming systems that specifically address the requirements of engineering and manufacturing customers. FlashCORE(TM), Sprint and UniSite families provide a wide range of device support and versatility to address a user's many different programming needs. Data I/O Corporation has headquarters in Redmond, WA, with sales and services offices worldwide. For further information, visit the company's website at http://www.dataio.com.

Forward Looking Statement
Statements in this news release concerning future revenues, future margins, future results from operations, financial position, economic conditions, product releases and any other statement that may be construed as a prediction of future performance or events are forward-looking statements which involve known and unknown risks, uncertainties and other factors which may cause actual results to differ materially from those expressed or implied by such statements. These factors include uncertainties as to levels of orders, ability to record revenues based upon the timing of product deliveries and installations, market acceptance of new products, changes in economic conditions and market demand, pricing and other activities by competitors, and other risks including those described from time to time in the Company's filings on Forms 10K and 10Q with the Securities and Exchange Commission (SEC), press releases and other communications.

                       - Summary Financial Data Attached -

                              DATA I/O CORPORATION
                       COMPARATIVE STATEMENTS OF EARNINGS
                      (in thousands except per share data)

                                                          Third Quarter                                Nine Months Ended
                                            -------------------------------------------      ---------------------------------------
                                                                               Percent                                      Percent
                                              9/30/2005       9/30/2004         Change        9/30/2005     9/30/2004        Change
                                            --------------- -------------- ------------      ------------  ------------  -----------
Net sales                                           $6,587         $7,765       -15.2%            $19,966      $21,495        -7.1%
Gross margin                                         3,756          4,232       -11.2%             11,703       11,455         2.2%
Gross margin as percent of sales                     57.0%          54.5%                           58.6%        53.3%
Operating expenses:
  Research & development                             1,218          1,262        -3.5%              3,905        3,642         7.2%
  Selling, general and administrative                2,411          2,405         0.2%              7,421        6,700        10.8%
  Provision for business restructure                    17            432                              73          502

                                            --------------- --------------                  -------------- ------------
Operating income (loss)                                110            133                             304          611
Non-operating income (expense):
  Interest, net                                         33            (12)                             65           29
  Foreign currency exchange                            (21)           (26)                            (44)         (45)

                                            --------------- --------------                  -------------- ------------
Income/(loss) from operations before taxes             122             95                             325          595
Income tax expense (benefit)                            (5)             2                             106          103

                                            --------------- --------------                  -------------- ------------
Net income/(loss)                                      127             93                             219          492
                                            =============== ==============                  ============== ============


Diluted earnings/(loss) per share                    $0.02          $0.01                           $0.03        $0.06

Diluted weighted average shares
outstanding                                          8,468          8,386                           8,501        8,362

                             CONDENSED BALANCE SHEET
                                 (in thousands)

                                                                            9/30/2005              12/31/2004
                                                                          ------------            ------------
Cash and cash equivalents                                                      $2,632                  $5,534
Short-term investments                                                          1,200                   1,037
Accounts receivable, net                                                        6,588                   4,489
Inventories                                                                     3,852                   4,139
Other current assets                                                              291                     652
Land, building and equipment                                                    2,321                   1,970
Other long-term assets                                                             18                      26
                                                                          ------------            ------------
        Total assets                                                          $16,902                 $17,847
                                                                          ============            ============


Current liabilities                                                            $4,638                  $5,601
Deferred gain on sale of property                                                 485                     776
Shareholders' equity                                                           11,779                  11,470
                                                                          ------------            ------------
        Total liabilities and shareholders' equity                            $16,902                 $17,847
                                                                          ============            ============

SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    Data I/O Corporation


November 1, 2005                    By /s/Joel S. Hatlen
                                    Joel S. Hatlen
                                    Vice President - Finance
                                    Chief Financial Officer
                                    Secretary and Treasurer